UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2010

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2010, F.N.B. Corporation (the Corporation) held its Annual Meeting of Shareholders. Shareholders voted on the matters set forth below.

Proposal 1 — Election of Directors

The Corporation’s ten director nominees proposed by the Board of Directors were elected with the following votes:

			Broker
Director Nominee	For	Withheld	Non-Votes
William B. Campbell	77,062,917	3,989,735	16,436,763
Phillip E. Gingerich	77,187,965	3,864,687	16,436,763
Robert B. Goldstein	70,932,621	10,120,031	16,436,763
Stephen J. Gurgovits	77,319,950	3,732,702	16,436,763
David J. Malone	76,882,575	4,170,077	16,436,763
Harry F. Radcliffe	77,487,414	3,565,238	16,436,763
Arthur J. Rooney, II	47,247,161	33,805,491	16,436,763
John W. Rose	73,380,785	7,671,867	16,436,763
Stanton R. Sheetz	56,502,487	24,550,165	16,436,763
William J. Strimbu	77,198,532	3,854,120	16,436,763

Proposal 2 – Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2010 was approved with 87,978,618 shares voted for, 6,610,944 shares voted against and 2,899,853 abstentions. There were no broker non-votes for this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

May 20, 2010	By:	Vincent J. Calabrese

Name: Vincent J. Calabrese
Title: Chief Financial Officer